Exhibit 4.1

BERRY PLASTICS ESCROW CORPORATION,

as Issuer,

6.00% Second Priority Senior Secured Notes due 2022

INDENTURE

Dated as of October 1, 2015

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

-i-

-ii-

-iii-

Appendix A	–	Provisions Relating to Initial Securities, Additional Securities and Exchange Securities

EXHIBIT INDEX

Exhibit A	–	Form of Initial Security
Exhibit B	–	Form of Exchange Security
Exhibit C	–	Form of Transferee Letter of Representation
Exhibit D	–	Form of Supplemental Indenture

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CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	4.02; 4.09
314	(a)	4.02; 4.09
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	13.01

N.A. Means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

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INDENTURE dated as of October 1, 2015 between BERRY PLASTICS ESCROW CORPORATION, a Delaware corporation (the “Escrow Issuer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $400,000,000 aggregate principal amount of the Issuer’s 6.00% Second Priority Senior Secured Notes due 2022 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Initial Securities”) and (c) if and when issued as provided in the Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)) in the Registered Exchange Offer (as defined in the Appendix) in exchange for any Initial Securities or otherwise registered under the Securities Act and issued in the form of Exhibit B, $400,000,000 aggregate principal amount of the Issuer’s 6.00% Second Priority Senior Secured Exchange Notes due 2022 (the “Exchange Securities” and, together with the Original Securities and any Additional Securities, the “Securities”). The Original Securities, any Additional Securities (as defined herein) and the Exchange Securities shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

The Escrow Issuer is a direct unrestricted subsidiary of the Company. If the Escrow Issuer issues the Securities, prior to the consummation of the Berry Assumption (as defined below), the references to the “Issuer” in this Indenture refer only to the Escrow Issuer. After the consummation of the Berry Assumption, the references to the “Issuer” in this Indenture refer only to the Company and not to any of its subsidiaries.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2008 First Priority Notes” means the First Priority Senior Secured Floating Rate Notes due 2015 issued by the Issuer on April 21, 2008.

“2008 First Priority Notes Transactions” means the Captive Acquisition, the transactions related thereto (including entry into the Bridge Loan Credit Agreement) and the offering of the 2008 First Priority Notes on April 21, 2008.

“2009 Escrow Issuers” means (i) Berry Plastics Escrow LLC, a wholly owned Unrestricted Subsidiary of the Company and (ii) Berry Plastics Escrow Corporation, a wholly owned Unrestricted Subsidiary of the Company.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Securities” means 6.00% Second Priority Senior Secured Notes due 2022 issued under the terms of this Indenture subsequent to the Issue Date, other than the Exchange Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Security; and

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Security at October 15, 2018 (as set forth in Paragraph 5 of the applicable Security) plus (ii) all required interest payments due on such Security through October 15, 2018 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Security.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer (each referred to in this definition as a “disposition”) or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $10.0 million;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to a Restricted Subsidiary of the Issuer;

(f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater market value or usefulness to the business of the Issuer and its Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;

(g) foreclosure on assets of the Issuer or any of its Restricted Subsidiaries;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(j) any sale of inventory or other assets in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing; and

(m) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property.

“Avintiv Acquisition” means the merger of Berry Plastics Acquisition Corporation IX, a wholly owned subsidiary of the Company (“Berry Merger Sub”) with and into the Avintiv Target with the Avintiv Target being the surviving corporation pursuant to, and as contemplated by, the Avintiv Acquisition Documents.

“Avintiv Acquisition Documents” means the Agreement and Plan of Merger, dated as of July 30, 2015, by and among the Company, Berry Merger Sub, the Avintiv Target and Blackstone Capital Partners (Cayman) V L.P. (in its capacity as securityholder representative), as amended from time to time, and any other document entered into in connection with either of the foregoing, in each case as amended, supplemented or modified from time to time prior to the Escrow Release Date or thereafter (so long as any amendment, supplement or modification after the Escrow Release Date, together with all other amendments, supplements and modifications after the Escrow Release Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Avintiv Acquisition Documents as in effect on the Escrow Release Date).

“Avintiv Target” means Avintiv Inc., a Delaware corporation, and its subsidiaries.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and any other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of any Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Case” means a case under the Bankruptcy Code.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Berry Assumption” means the consummation of the transactions whereby (a) the Company will assume all of the obligations of the Escrow Issuer under the Securities and this Indenture, (b) the Parent Guarantor and each of the Company’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries on such date that guarantees Indebtedness under the Credit Agreements guarantee such obligations pursuant to a supplemental indenture and other agreements and (c) the Escrow Issuer is released from its Note Obligations under the Securities and this Indenture.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum without duplication of (x) 80% of the book value of accounts receivable of the Issuer and its Restricted Subsidiaries on a consolidated basis and (y) 50% of the book value of the inventory of the Issuer and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal month of the Issuer for which internal consolidated financial statements of the Issuer are available (such date, the “Borrowing Base Reference Date”). For purposes of such computation, the Issuer shall give pro forma effect to any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Issuer or any of its Restricted Subsidiaries has made after the Borrowing Base Reference Date. For purposes of this definition, any pro forma calculations shall be made in good faith by an Officer of the Issuer.

“Bridge Loan Credit Agreement” means the Senior Secured Bridge Loan Credit Agreement dated as of February 5, 2008, by and among the Company, the agents and lenders party thereto.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Captive Acquisition” means the acquisition by the Company of substantially all of the outstanding shares of Capital Stock of Captive Holdings, Inc. pursuant to the Captive Merger Agreement.

“Captive Holdings” means Captive Holdings, LLC, a Delaware limited liability company.

“Captive Merger Agreement” means the stock purchase agreement, dated as of December 21, 2007, by and among the Company, Captive Holdings, Inc., and Captive Holdings, as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the Holders in any material respect than the Captive Merger Agreement as in effect on the Issue Date).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) U.S. Dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(ii) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents, provided that for purposes of Article 11 (except Section 11.04(a)) only, “Collateral” shall include Escrow Collateral, if applicable, prior to the Escrow Release Date.

“Collateral Account” means a segregated securities account, established in the name of the Trustee for the benefit of the Trustee and the Holders, that includes only cash and Cash Equivalents, the proceeds thereof and interest earned thereon.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successors thereto in such capacity. The creation of the security interests in the Collateral in favor of the Collateral Agent for the benefit of the Holders may be accomplished via joinder agreements to all or certain of the Existing Second Priority Notes Security Documents. To the extent such security interests are created via such joinder agreements, the Existing Second Priority Notes Collateral Agent will act as the collateral agent under the applicable Existing Second Priority Notes Security Document for the Holders and the Trustee to the same extent as it acts in such capacity for the holders of the Existing Second Priority Notes and the Existing Second Priority Notes Trustee.

“Company” means Berry Plastics Corporation until a successor replaces it and, thereafter, means the successor, and, from and after the Escrow Release Date, for purposes of any provision contained herein and required by the TIA, each other Obligor on the Securities.

“consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4) interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any severance expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses, and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs and any expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under (i) the Original Acquisition Documents or otherwise related to the Original Transactions, or (ii) the Pliant Acquisition Documents or otherwise related to the Pliant Transactions or (iii) the Avintiv Acquisition Documents or otherwise related to the Avintiv Acquisition, in each case, shall be excluded;

(2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the Original Transactions or any acquisition that is consummated after September 20, 2006 shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141 shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12) any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after September 20, 2006 related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the Original Transactions, the Pliant Transactions or the Avintiv Acquisition (or, solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of “Cumulative Credit,” the

2008 First Priority Notes Transactions, the Pliant Transactions and the Avintiv Acquisition, but not the Original Transactions) or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on September 20, 2006 of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13) accruals and reserves that are established within 12 months after September 20, 2006 and that are so required to be established in accordance with GAAP shall be excluded;

(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15) (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by SFAS No. 133 shall be excluded;

(16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of SFAS No. 52 shall be excluded; and

(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Issuer calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Issuer during any Reference Period shall be included.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, (i) there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Issuer or a Restricted Subsidiary of the Issuer to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under clauses (E) and (F) of the definition of “Cumulative Credit” and (ii) solely for the purpose of determining the amount available for Restricted Payments under clause (A) of the definition of “Cumulative Credit,” each instance of “September 20, 2006” appearing in clauses (2), (12) and (13) of the definition of Consolidated Net Income shall be replaced with “December 31, 2010.”

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Subsidiary Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer or any such Subsidiary Guarantor after September 20, 2006; provided that:

(1) such cash contributions have not been used to make a Restricted Payment,

(2) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Issuer or any such Subsidiary Guarantor, as the case may be, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Securities, and

(3) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Credit Agreement Documents” means the collective reference to the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Credit Agreements” means (i)(A) the Term Loan Credit Agreement and (B) the Revolving Credit Agreement and (ii) whether or not the credit agreements referred to in clause (i) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Cumulative Credit” means the sum of (without duplication):

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period, the “Reference Period”) from December 31, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash, received by the Issuer after the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock, Designated Preferred Stock, Excluded Contributions, Disqualified Stock and the Cash Contribution Amount), including Equity Interests issued upon conversion of Indebtedness or Disqualified Stock or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

(C) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, Disqualified Stock and the Cash Contribution Amount), plus

(D) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Issuer or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(E) 100% of the aggregate amount received after the Issue Date by the Issuer or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by the Issuer) of property other than cash received after the Issue Date by the Issuer or any Restricted Subsidiary from:

(I) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary of the Issuer) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Restricted Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to clause (vii) or (x) of Section 4.04(b)),

(II) the sale (other than to the Issuer or a Restricted Subsidiary of the Issuer) of the Capital Stock of an Unrestricted Subsidiary, or

(III) a distribution or dividend from an Unrestricted Subsidiary, plus

(F) in the event any Unrestricted Subsidiary of the Issuer has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, in each case, after the Issue Date, the Fair Market Value (as determined in good faith by the Issuer or, if such Fair Market Value may exceed $25.0 million, in writing by an Independent Financial Advisor) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (vii) or (x) of Section 4.04(b) or constituted a Permitted Investment).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer (other than Disqualified Stock), that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Destruction” means any damage to, loss or destruction of all or any portion of the Collateral.

“Discharge of Senior Lender Claims” means, except to the extent otherwise provided in the Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Revolving Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary or a Qualified CFC Holding Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be; plus

(5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between the Sponsors and the Issuer and its Subsidiaries as described with particularity in the Offering Memorandum and as in effect on the Escrow Release Date;

less, without duplication,

(6) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after September 20, 2006 of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8; and

(2) any such public or private sale that constitutes an Excluded Contribution.

“Escrow Agent” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Escrow Agreement” means the escrow agent and collateral agreement entered into by and between the Escrow Issuer, the Trustee and the Escrow Agent if the Avintiv Acquisition has not occurred concurrently with the Issue Date.

“Escrow Collateral” means the “Collateral,” as defined in the Escrow Agreement.

“Escrow Redemption Date” means a date that is no earlier than the Conditions Precedent Date and no later than 10 Business Days after the Conditions Precedent Date.

“Escrow Redemption Price” means an amount of cash equal to gross cash proceeds of the Securities plus interest accrued on the aggregate principal amount of the Securities from the Issue Date to, but excluding, the Escrow Redemption Date, calculated using a rate of 6.00% per annum.

“Escrow Release Date” means (i) if the Escrow Agreement is entered into on or prior to the Issue Date, the date upon which the funds are to be released from the Collateral Account in accordance with Section 4.18(b) and (ii) if otherwise, the Issue Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer Registration Statement” means the registration statement filed with the SEC in connection with the Registered Exchange Offer.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Issuer) received by the Issuer after September 20, 2006 from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Existing Second Priority Notes” means the 5.50% Second Priority Senior Secured Notes due 2022 issued by the Company on May 12, 2014 and the 5.125% Second Priority Senior Secured Notes due 2023 issued by the Company on June 5, 2015.

“Existing Second Priority Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Existing Second Priority Notes Collateral Agreement” means the collateral agreement, dated as of September 20, 2006, among the Company, each subsidiary of the Company identified therein and the Existing Second Priority Notes Collateral Agent.

“Existing Second Priority Notes Indentures” means the indentures respectively dated as of May 12, 2014 and June 5, 2015, each among the Company, the trustee named therein from time to time, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture.

“Existing Second Priority Notes Obligations” means any Obligations in respect of the Existing Second Priority Notes, the Existing Second Priority Notes Indentures or the Existing Second Priority Notes Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.

“Existing Second Priority Notes Security Documents” means the security agreements, pledge agreements, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the collateral for the Existing Second Priority Notes as contemplated by the Existing Second Priority Notes Indentures.

“Existing Second Priority Notes Trustee” means U.S. Bank National Association, as trustee for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” has the meaning given to such term in the Intercreditor Agreement.

“First Priority After-Acquired Property” means any property (other than the initial collateral) of the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness and (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Original Transactions), discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or cost synergies reasonably expected to result from the applicable pro forma event, and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures (as in effect on the Issue Date).

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on September 20, 2006.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by any Person in accordance with the provisions of this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” shall have a corresponding meaning.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4) to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; or (5) obligations under the Original Acquisition Documents or the Pliant Acquisition Documents.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, as supplemented on April 21, 2008, December 3, 2009, April 30, 2010, November 19, 2010, May 12, 2014 and June 5, 2015 by and among the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Subsidiaries of the Company party thereto and Berry Plastics Group, Inc., as will be supplemented as of the Escrow Release Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, Berry Plastics Group, Inc., the Company and the Subsidiary Guarantors, as may be amended, restated or otherwise supplemented.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Issuer and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means October 1, 2015.

“Issuer” means the party or parties named as such in the Preamble to this Indenture (after giving effect to the third paragraph thereof), until a successor replaces it and, thereafter, means the successor, in accordance with Section 5.01.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York UCC (or equivalent statutes of any jurisdiction)); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages (which may be in the form of mortgage amendments to mortgages securing other Indebtedness), trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Real Property subject to mortgages, each in form and substance reasonably satisfactory to the Collateral Agent and the Issuer, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Insurance Proceeds” means the insurance proceeds (excluding liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it and excluding the proceeds of business interruption insurance) or condemnation awards actually received by the Issuer or any Restricted Subsidiary as a result of the Destruction or Taking of all or any portion of the Collateral, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Taking or Destruction (including, without limitation, expenses of attorneys and insurance adjusters); and

(2) repayment of Indebtedness that is secured by the property or assets that are the subject of such Taking or Destruction; provided that, in the case of any Destruction or Taking involving Collateral, the Lien securing such Indebtedness constitutes a Lien permitted by this Indenture to be senior to the Second Priority Liens.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Obligations” means any Obligations in respect of the Securities, this Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Securities and guarantees thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee, the Collateral Agent and other third parties other than the Holders.

“Offering Memorandum” means the offering circular relating to the offering of the Original Securities dated September 16, 2015.

“Officer” means, with respect to the Issuer, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer (a) by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture or (b) if the Issuer is owned or managed by a single entity, by such entity.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Original Acquisition” means the acquisition by Affiliates of the Sponsors of substantially all of the outstanding shares of capital stock of the Company, pursuant to the Original Merger Agreement.

“Original Acquisition Documents” means the Original Merger Agreement and any other document entered into in connection therewith, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Original Acquisition Documents as in effect on the Issue Date).

“Original Merger Agreement” means the agreement and plan of merger, dated as of June 28, 2006, by and among BPC Holding Corporation, BPC Acquisition Corp., a Delaware corporation and Berry Plastics Group, Inc., as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the holders of the Second Priority Notes in any material respect than the Original Merger Agreement as in effect on the Issue Date).

“Original Transactions” means the Original Acquisition and the transactions related thereto, the offering by the Company of certain second priority notes on September 20, 2006, the issuance and sale of the Company’s 11% Senior Subordinated Notes due 2016 on September 20, 2006 and borrowings made on September 20, 2006 pursuant to the credit agreement of the Company in effect on such date.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Securities and is designated by the Issuer as an Other Second-Lien Obligation.

“Parent Guarantee” means the guarantee by Parent Guarantor of the obligations of the Issuer under the Indenture and the Second Priority Notes in accordance with the provisions of the Indenture.

“Parent Guarantor” means Berry Plastics Group, Inc., a Delaware corporation.

“Parent Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor which ranks pari passu in right of payment to the Parent Guarantee.

“Parent Subordinated Indebtedness” means any Indebtedness of the Parent Guarantor which is by its terms subordinated in right of payment to the Parent Guarantee.

“Pari Passu Indebtedness” means:

(1) with respect to the Issuer, the Securities and any Indebtedness which ranks pari passu in right of payment to the Securities; and

(2) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Permitted Holders” means, at any time, the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Issuer or any Restricted Subsidiary;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Escrow Release Date;

(6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $15.0 million at any one time outstanding;

(7) any Investment acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under Section 4.03(b)(x);

(9) any Investment by the Issuer or any of its Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of (x) $250.0 million and (y) 5.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any

Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Issuer after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Issuer or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $300.0 million and (y) 6.5% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(11) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

(12) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of the definition of “Cumulative Credit”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(b) (except transactions described in clauses (ii), (vi), (vii) and (xi)(B) of such Section);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) guarantees issued in accordance with Sections 4.03 and 4.11;

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an Equity Interest;

(18) additional Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date not to exceed at any one time in the aggregate outstanding, $15.0 million; and

(19) Investments of a Restricted Subsidiary of the Issuer acquired after the Escrow Release Date or of an entity merged into, amalgamated with, or consolidated with the Issuer or a Restricted Subsidiary of the Issuer in a transaction that is not prohibited by Section 5.01 after the Escrow Release Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.03, (B) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the sum of (I) the greater of (x) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (i)(x) of Section 4.03(b) and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00 and (II) the aggregate amount of Indebtedness permitted to be incurred pursuant to clause (i)(y) of Section 4.03(b), and (C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (iv), (xii) or (xx) of Section 4.03(b) (provided that in the case of clause (xx), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary);

(7) Liens existing on the Issue Date (including after giving effect to the Transactions);

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer);

(9) Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14) Liens arising from financing statement filings under the New York UCC or equivalent statute of another jurisdiction regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens”; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under Section 11.04(a) and for purposes of the definition of Secured Bank Indebtedness;

(21) Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens incurred to secure cash management services in the ordinary course of business;

(25) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(26) Liens securing Indebtedness or other obligations permitted to be Incurred in accordance with Section 4.03(b)(ii); and

(27) Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pliant” means Pliant, LLC, a Delaware limited liability company, formerly known as Pliant Corporation.

“Pliant Acquisition Documents” means the Plan of Reorganization proposed by Apollo Management VI, L.P. on behalf of Apollo Investment Fund VI, L.P., that was filed with the Bankruptcy Court for the District of Delaware in the bankruptcy cases of Pliant and certain of its Subsidiaries on August 14, 2009 and November 12, 2009, together with all exhibits, schedules and annexes thereto, and the Findings of Fact, Conclusions of Law, and Order Pursuant to 11 U.S.C. § 1129 and Fed. R. Bankr. P. 3020 Confirming the Joint Plan of Reorganization proposed by Apollo Management VI, L.P. on behalf of Apollo Investment Fund, VI, L.P., entered on October 6, 2009 and December 1, 2009 by the Bankruptcy Court for the District of Delaware in the bankruptcy cases of Pliant and certain of its Subsidiaries and any other document entered into in connection with either of the foregoing, in each case as amended, supplemented or modified from time to time prior to the Issue Date or thereafter (so long as any amendment, supplement or modification after the Issue Date, together with all other amendments, supplements and modifications after the Issue Date, taken as a whole, is not more disadvantageous to the Holders in any material respect than the Pliant Acquisition Documents as in effect on the Issue Date).

“Pliant Transactions” means the acquisition by the Company of the equity interests of Pliant as described in the Pliant Acquisition Documents, the transactions related thereto, the offering of second priority and first priority notes by the 2009 Escrow Issuers on November 12, 2009, the entry into the related escrow agreements, the assumption by the Company of the obligations in respect of such notes and the related indentures, and the transactions related thereto, including the acquisition by the Company of the equity interests of Pliant and the transactions related thereto.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified CFC Holding Company” means a Wholly Owned Subsidiary of the Issuer that is a limited liability company, the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company the primary asset of which consists of Equity Interests in a Foreign Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Existing Second Priority Notes and the Securities or any Refinancing Indebtedness with respect to the Securities shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Period” has the meaning given to such term in the definition of “Cumulative Credit” in Section 1.01 of this Indenture.

“Representative” means the trustee, agent or representative (if any) for an issue of Indebtedness; provided that if, and for so long as, such Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Revolving Credit Agreement” means the Amended and Restated Revolving Credit Agreement, dated April 3, 2007, by and among the Company, Berry Plastics Group, Inc., certain Subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended by the amendments thereto, dated as of December 14, 2007, January 11, 2008, June 28, 2011, May 14, 2015 and October 1, 2015, and as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Revolving Facility Administrative Agent” means Bank of America, N.A., as administrative agent for the lenders under the Revolving Credit Agreement, together with its successors and permitted assigns under the Revolving Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Revolving Facility Collateral Agent” means Bank of America, N.A., as collateral agent for the lenders under the Revolving Credit Agreement and under the security documents in connection therewith, together with its successors and permitted assigns under the Revolving Credit Agreement or the security documents in connection therewith exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Priority Liens” means the Liens securing the Note Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of “Permitted Lien.”

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) an amount equal to (a) the amount of Secured Indebtedness (other than Secured Indebtedness incurred pursuant to clause (i)(y) of Section 4.03(b)) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) that constitutes First Priority Lien Obligations minus (b) the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries as of such date to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (including the Original Transactions), discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or cost synergies reasonably expected to result from the applicable pro forma event and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures (as in effect on the Issue Date).

“Securities” has the meaning given such term in the Preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means a collateral agreement or a joinder to the Existing Second Priority Notes Collateral Agreement, dated as of the Escrow Release Date, among the Issuer, the Guarantors and the Collateral Agent, as the same may be amended, amended and restated or otherwise modified from time to time.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in favor of the Collateral Agent in the Collateral and, solely for purposes of Article 11 (except Section 11.04(a)) hereof and, if applicable, prior to the Escrow Release Date, the Escrow Collateral, in each case, as contemplated by this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Sponsors” means (1) Apollo Management, L.P., Graham Partners, Inc. and any of their respective Affiliates (collectively, the “Apollo Sponsors”) and (2) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Apollo Sponsors; provided that any Apollo Sponsor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee, other than the Parent Guarantee, of the obligations of the Issuer under this Indenture and the Securities by any Restricted Subsidiary in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor. For the avoidance of doubt, Parent Guarantor shall not constitute a Subsidiary Guarantor.

“Taking” means any taking of all or any portion of the Collateral by condemnation or other eminent domain proceedings, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of all or any portion of the Collateral by any governmental authority, civil or military, or any sale pursuant to the exercise by any such governmental authority of any right which it may then have to purchase or designate a purchaser or to order a sale of all or any portion of the Collateral.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“Tax Receivable Agreement” means that certain Income Tax Receivable Agreement, dated as of November 29, 2012, among Berry Plastics Group, Inc., a Delaware corporation, and Apollo Management Fund VI, L.P., a limited partnership, as amended, restated, replaced or otherwise modified from time to time.

“Term Facility Administrative Agent” means Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders under the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Collateral Agent” means Credit Suisse, Cayman Islands Branch, as collateral agent for the lenders under the Term Loan Credit Agreement, together with its respective successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Credit Agreement” means that certain Second Amended and Restated Term Loan Credit Agreement, dated April 3, 2007, by and among the Company, Berry Plastics Group, Inc., Credit Suisse, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended by the Incremental Assumption Agreement, dated as of February 8, 2013, the Incremental Assumption Agreement, dated as of January 6, 2014, and the Incremental Assumption Agreement and Amendment, dated as of October 1, 2015, and, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Transactions” means the Avintiv Acquisition, the transactions related thereto, the offering of the Second Priority Notes on the Issue Date, the incurrence of incremental term loans and the Berry Assumption and the transactions related thereto, including the acquisition by the Issuer of the equity interests of Avintiv Target and the transactions related thereto.

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2018; provided, however, that if the period from such redemption date to October 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1) BP Parallel LLC, Berry Plastics Escrow LLC and the Escrow Issuer, in each case, for so long as such Person is a Subsidiary of the Issuer and is not designated as a Restricted Subsidiary by the Board of Directors of the Issuer in the manner provided below;

(2) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided, further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

Term	Defined in Section

“Additional Interest”	Appendix A
“Affiliate Transaction”	4.07
“Agent Members”	Appendix A
“Appendix”	Preamble
“Asset Sale Offer”	4.06(b)
“Change of Control Offer”	4.08(b)
“Change of Control Reversion Date”	4.16(d)
“Clearstream”	Appendix A
“Conditions Precedent Date”	3.09
“covenant defeasance option”	8.01(c)
“Covenant Suspension Event”	4.16(b)

Term	Defined in Section

“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Downgrade Reversion Date”	4.16(c)
“End Date”	3.09
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Exchange Securities”	Preamble
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	12.01(a)
“IAI”	Appendix A
“incorporated provision”	13.01
“Initial Purchasers”	Appendix A
“Initial Securities”	Preamble
“legal defeasance option”	8.01
“Notice of Default”	6.01
“Offer Period”	4.06(d)
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Registration Rights Agreement”	Appendix A
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Permanent Global Security”	Appendix A
“Regulation S Temporary Global Security”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Payments”	4.04(a)
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Retired Capital Stock”	4.04(b)
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 501”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01(a)
“Successor Subsidiary Guarantor”	5.01(b)
“Transfer”	5.01(b)
“Transfer Restricted Securities”	Appendix A
“Unrestricted Definitive Security	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“Obligor” on the indenture securities means the Issuer, the Parent Guarantor, the Subsidiary Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k) whenever in this Indenture or the Securities there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is $400,000,000 in initial aggregate principal amount of Securities.

The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08, 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture,

(2) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

(3) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(4) if applicable, that such Additional Securities that are not Transfer Restricted Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02. Form and Dating. Provisions relating to the Initial Securities, Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Initial Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Obligor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000.

SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $400,000,000 in initial aggregate principal amount of Securities (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Securities exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.

(a) The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities.

(b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the other Obligors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any other Obligor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee or the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be sent to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13. CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02. Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. Such notice may be conditional. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable in accordance with the depositary’s procedures; provided that no Securities of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or any integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Optional Redemption.

(a) At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall mail or cause to be mailed by first-class mail or cause to be sent electronically a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least 10 days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders and such notice may not be canceled.

SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final sentence of paragraph 5 of the Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.09. Special Mandatory Redemption. If the Escrow Release Date has not occurred upon the earlier of (x) the date on which the Company determines in its sole discretion that any of the Escrow Conditions cannot be satisfied and (y) the End Date (as defined below) (the earlier of such dates, the “Conditions Precedent Date”), the Escrow Issuer will redeem the Securities on the Escrow Redemption Date at the Escrow Redemption Price. In accordance with the provisions of the Escrow Agreement, funds will be released from the Collateral Account to make the redemption and any funds in excess of the Escrow Redemption Price will be released to the Company. In accordance with the provisions of the Escrow Agreement, if at any time the Collateral Account contains cash or Cash Equivalents having an aggregate value in excess of the Escrow Redemption Price, such excess cash or Cash Equivalents may be released to the Escrow Issuer.

The “End Date” means February 1, 2016; provided, however, that the End Date may be extended to a date specified by the Escrow Issuer that is no later than April 4, 2016, so long as at least one Business Day prior to February 1, 2016, the Escrow Issuer shall have deposited (or cause to be deposited) to the Collateral Account an additional amount of cash and/or Cash Equivalents sufficient, together with the other amounts of cash and/or Cash Equivalents then held in the Collateral Account, to yield the aggregate Escrow Redemption Price for all of the Second Priority Notes on the date that is ten Business Days after the End Date so specified by the Escrow Issuer.

If the Escrow Issuer intends to extend the End Date, as provided immediately above, it will provide the Escrow Agent and the Trustee prior notice of the End Date as so extended.

Notwithstanding anything herein to the contrary, this section shall not be operative if the Avintiv Acquisition is consummated concurrently with the Issue Date.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information.

(a) From and after the Escrow Release Date, notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC),

(i) within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(ii) within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(iv) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Securities, including by posting such reports on the primary website of the Issuer or its Subsidiaries in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC or reports have been posted on such website.

(b) In the event that:

(i) the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis and

(ii) such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer,

such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for the Issuer shall satisfy this Section 4.02.

(c) The Issuer shall make such information available to prospective investors upon request. In addition, the Issuer shall, for so long as any Securities remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not the Issuer has made such filing.

(i) So long as the Parent Guarantee is in effect or (ii) in the event that any direct or indirect parent of the Issuer is or becomes a guarantor of the Guaranteed Obligations, the Issuer may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to the Parent Guarantor or to such direct or indirect parent, as applicable; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Guarantor or to such direct or indirect parent and any of their respective Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates with respect thereto).

SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) From and after the Escrow Release Date:

(i) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Issuer shall not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) (x) the Incurrence by the Issuer or its Restricted Subsidiaries of Secured Indebtedness under any Credit Agreements and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in the aggregate principal amount of $3,200.0 million plus an aggregate additional principal amount outstanding at any one time that does not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom); and (y) the Incurrence by the Issuer or its Restricted Subsidiaries of Secured Indebtedness under the Revolving Credit Agreement or any other Credit Agreement that is a revolving working capital or liquidity facility in an aggregate amount not to exceed the greater of (A) $650.0 million and (B) the Borrowing Base as of the date of such Incurrence;

(ii) the Incurrence by the Issuer and the Subsidiary Guarantors of Indebtedness represented by the Securities (not including any Additional Securities) and the Subsidiary Guarantees, as applicable (including the Exchange Securities and related guarantees thereof);

(iii) Indebtedness existing on the Escrow Release Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of the Issuer to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets));

(v) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the Original Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer occurring after September 20, 2006 and before the Escrow Release Date, and any other acquisition or disposition of any business, assets or a Subsidiary of the Issuer occurring on or after the Escrow Release Date in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuer under the Securities; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(ix) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

(x) Hedging Obligations that are not incurred for speculative purposes and either: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk (including resin price risk) with respect to any commodity purchases or sales;

(xi) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(xii) Indebtedness or Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer and Preferred Stock of any Restricted Subsidiary of the Issuer not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), does not exceed the greater of $250.0 million and 5.0% of Total Assets at the time of Incurrence (it being understood that any Indebtedness Incurred under this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Issuer, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii));

(xiii) any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Subsidiary

Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable;

(xiv) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Issuer which serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (i), (ii), (iii), (iv), (xiv), (xv), (xix) and (xx) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced;

(2) has a Stated Maturity which is not earlier than the earlier of (x) the Stated Maturity of the Indebtedness being refunded or refinanced or (y) 91 days following the maturity date of the Securities;

(3) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, such Refinancing Indebtedness is junior to the Securities or the Subsidiary Guarantee of such Restricted Subsidiary, as applicable, or (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium, fees and expenses Incurred in connection with such refinancing;

(5) shall not include (x) Indebtedness of a Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor that refinances Indebtedness of the Issuer or a Restricted Subsidiary that is a Subsidiary Guarantor, or (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and

(6) in the case of any Refinancing Indebtedness Incurred to refinance Indebtedness outstanding under clause (i), (iv) or (xx) of this Section 4.03(b), shall be deemed to have been Incurred and to be outstanding under such clause(i), (iv) or (xx) of this Section 4.03(b), as applicable, and not this clause (xiv) for purposes of determining amounts outstanding under such clauses (i), (iv) and (xx) of this Section 4.03(b);

provided, further, that subclauses (1) and (2) of this clause (xiv) shall not apply to any refunding or refinancing of any Secured Indebtedness constituting First Priority Lien Obligations;

(xv) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or any of its Restricted Subsidiaries incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged with or into the Issuer or any of its Restricted Subsidiaries in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition or merger either:

(1) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of the Issuer would be greater than immediately prior to such acquisition or merger;

(xvi) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xvii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xviii) Indebtedness of the Issuer or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;

(xix) Contribution Indebtedness;

(xx) Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed at any one time outstanding the greater of $100.0 million and 10.0% of the Total Assets held on the balance sheet of all Foreign Subsidiaries of the Issuer, taken together, at the time of Incurrence;

(xxi) Indebtedness of the Issuer or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(xxii) Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of the Issuer or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of $250.0 million and (y) 5.0% of Total Assets at the time of Incurrence.

For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxii) above or is entitled to be Incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this Section 4.03. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

SECTION 4.04. Limitation on Restricted Payments.

(a) From and after the Escrow Release Date, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Issuer (other than (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b)); or

(iv) make any Restricted Investment.

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under Section 4.03(a); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii) (A) the repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Issuer or any direct or indirect parent of the Issuer or Subordinated Indebtedness of the Issuer, any direct or indirect parent of the Issuer or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Issuer or any direct or indirect parent of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); and

(B) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

(iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as:

(A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired plus any fees incurred in connection therewith),

(B) such Indebtedness is subordinated to the Securities or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

(C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired or (y) 91 days following the maturity date of the Securities, and

(D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(iv) the repurchase, retirement or other acquisition (or dividends to any direct or indirect parent of the Issuer to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of the Issuer pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $25.0 million in any calendar year (with unused amounts in any calendar year (including calendar years occurring from and after the calendar year during which January 1, 2013 occurred) being permitted to be carried over for the two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries or any direct or indirect parent of the Issuer that occurs after September 20, 2006 (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer) or the Issuer’s Restricted Subsidiaries after September 20, 2006;

provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with Section 4.03;

(vi) the declaration and payment of dividends or distributions (a) to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and (b) to any direct or indirect parent of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Issuer issued after the Issue Date; provided, however, that, (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $100.0 million and 2.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii) the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s common stock) of up to 6% per annum of the net proceeds received by the Issuer on or after November 19, 2010 from any public offering on or after November 19, 2010 of common stock of the Issuer or any direct or indirect parent of the Issuer;

(ix) Investments that are made with Excluded Contributions;

(x) other Restricted Payments in an aggregate amount not to exceed the greater of $100.0 million and 2.0% of Total Assets at the time made;

(xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary of the Issuer by, Unrestricted Subsidiaries;

(xii) the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members);

(xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances by the Issuer, if applicable:

(A) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of the Issuer, if applicable, and general corporate overhead expenses of any direct or indirect parent of the Issuer, if applicable, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Subsidiaries;

(B) in amounts required for any direct or indirect parent of the Issuer, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Issuer or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Issuer Incurred in accordance with Section 4.03;

(C) in amounts required for any direct or indirect parent of the Issuer to pay fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity or debt offering of such parent; and

(D) in amounts required for any direct or indirect parent of the Issuer to pay amounts owed thereby under the Tax Receivable Agreement.

(xiv) cash dividends or other distributions on the Issuer’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Issuer to, fund the Original Transactions and the payment of fees and expenses incurred in connection with the Original Transactions or owed by the Issuer or any direct or indirect parent of the Issuer, as the case may be, or Restricted Subsidiaries of the Issuer to Affiliates, in each case to the extent permitted by Section 4.07;

(xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvii) payments of cash, or dividends, distributions or advances by the Issuer or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided that all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(xix) any payments made, including any such payments made to any direct or indirect parent of the Issuer to enable it to make payments, in connection with the consummation of the Transactions (other than payments to any Permitted Holder or any Affiliate thereof);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi), (vii), (x) and (xi) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) As of the Escrow Release Date, all of the Issuer’s Subsidiaries (other than BP Parallel LLC, the Escrow Issuer and Berry Plastics Escrow LLC) shall be Restricted Subsidiaries. The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. From and after the Escrow Release Date, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock; or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Escrow Release Date, including pursuant to the Credit Agreements, the other Credit Agreement Documents and the Existing Second Priority Notes Indentures;

(2) this Indenture, the Securities (and any Exchange Securities and guarantees thereof), the Security Documents and the Intercreditor Agreement;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 4.03 and 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in Section 4.05(c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above on the property subject to such lease;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) other Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary of the Issuer (i) that is a Subsidiary Guarantor that is Incurred subsequent to the Escrow Release Date pursuant to Section 4.03 or (ii) that is Incurred by a Foreign Subsidiary of the Issuer subsequent to the Escrow Release Date pursuant to clause (iv), (xii) or (xx) of Section 4.03(b);

(13) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment; or

(14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary of the Issuer to other Indebtedness Incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06. Asset Sales.

(a) From and after the Escrow Release Date, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless (x) the Issuer or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary of the Issuer (other than liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets,

(ii) any notes or other obligations or other securities or assets received by the Issuer or such Restricted Subsidiary of the Issuer from such transferee that are converted by the Issuer or such Restricted Subsidiary of the Issuer into cash within 180 days of the receipt thereof (to the extent of the cash received), and

(iii) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of 2.0% of Total Assets and $100.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value)

shall be deemed to be Cash Equivalents for the purposes of this Section 4.06(a).

(b) Within 365 days after the Issuer’s or any Restricted Subsidiary of the Issuer’s receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary of the Issuer may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay Indebtedness constituting First Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), Indebtedness of a Foreign Subsidiary or Pari Passu Indebtedness (provided that if the Issuer or any Subsidiary Guarantor shall so reduce Obligations under Pari Passu Indebtedness (other than any First Priority Lien Obligations), the Issuer shall equally and ratably reduce Obligations under the Securities through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Securities) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer,

(ii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), assets, or property or capital expenditures, in each case used or useful in a Similar Business, or

(iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of the Issuer), properties or assets that replace the properties and assets that are the subject of such Asset Sale.

In the case of Sections 4.06(b)(ii) and (iii), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Issuer or such Restricted Subsidiary enters into another binding commitment within nine months of such cancellation or termination of the prior binding commitment; provided, further that the Issuer or such Restricted Subsidiary may only enter into such a second commitment under the foregoing provision one time with respect to each Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary of the Issuer may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Securities, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders (and, at the option of the Issuer, to holders of any Pari Passu Indebtedness) (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities (and such Pari Passu Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Pari Passu Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Additional Interest, if any (or, in respect of such Pari Passu Indebtedness, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuer shall commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of Section 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Securities (and such Pari Passu Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities (and such Pari Passu Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by the Issuer, and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee are greater than the purchase price of the Securities tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with Section 4.06.

(e) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter sent to the address indicated in Section 13.02 or specified in the notice described in Section 4.06(f) setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the end of the Offer Period more Securities (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Securities for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Securities of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness.

(f) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address. If any Security is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07. Transactions with Affiliates.

(a) From and after the Escrow Release Date, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among the Issuer and/or any of its Restricted Subsidiaries and any merger of the Issuer and any direct parent of the Issuer; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer and such merger is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) (x) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the greater of (A) $3.0 million and (B) 1.25% of EBITDA of the Issuer and its Restricted Subsidiaries for the immediately preceding fiscal year, and out-of-pocket expense reimbursement; provided, however, that any payment not made in any fiscal year (including fiscal years from and after the fiscal year in which January 1, 2012 occurred) may be carried forward and paid in the following two fiscal years and (y) the payment of the present value of all amounts payable pursuant to any agreement described in clause (iii)(x) of this Section 4.07(b) in connection with the termination of such agreement;

(iv) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary or any direct or indirect parent of the Issuer;

(v) payments by the Issuer or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to the agreements with the Sponsors described in the Offering Memorandum or (y) approved by a majority of the Board of Directors of the Issuer in good faith;

(vi) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(vii) payments or loans (or cancellation of loans) to employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith;

(viii) any agreement as in effect as of the Escrow Release Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Escrow Release Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Issuer;

(ix) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of the Original Acquisition Documents, the Pliant Acquisition Documents or any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Escrow Release Date and any transaction, agreement or arrangement described in the Offering Memorandum and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter or have entered into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Escrow Release Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders in any material respect than the original transaction, agreement or arrangement as in effect on the Escrow Release Date;

(x) [Intentionally omitted];

(xi) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xii) any transaction effected as part of a Qualified Receivables Financing;

(xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Person;

(xiv) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Issuer or any direct or indirect parent of the Issuer or of a Restricted Subsidiary of the Issuer, as appropriate, in good faith;

(xv) the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(xii);

(xvi) any contribution to the capital of the Issuer;

(xvii) transactions permitted by, and complying with, Section 5.01;

(xviii) transactions between the Issuer or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent, as the case may be, on any matter involving such other Person;

(xix) pledges of Equity Interests of Unrestricted Subsidiaries;

(xx) any employment agreements entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(xxi) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Issuer in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.

SECTION 4.08. Change of Control.

(a) From and after the Escrow Release Date, upon a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing or sending electronically of the notice to the Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Issuer shall (i) repay in full all such Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all such Bank Indebtedness and repay all such Bank Indebtedness of each lender who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

(b) Within 30 days following any Change of Control occurring from and after the Escrow Release Date, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuer shall mail or send electronically a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter sent to the address specified in Section 13.02 or set forth in the notice described in Section 4.08(b) setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the other provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g) If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(h) Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding clause (f) or (g) will have the status of Securities issued and outstanding.

(i) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(j) Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(k) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on or about September 30, 2015, an Officers’ Certificate (which Officers’ Certificate shall be signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer) stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11. Future Subsidiary Guarantors. From and after the Escrow Release Date, the Issuer shall cause (a) each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that:

(i) guarantees any Indebtedness of the Issuer or any of its Restricted Subsidiaries; or

(ii) incurs any Indebtedness or issues any shares of Disqualified Stock permitted to be Incurred or issued pursuant to clauses (i) or (xii) of Section 4.03(b) or not permitted to be Incurred by Section 4.03; and

(b) each other Restricted Subsidiary (other than a Receivables Subsidiary and other than a Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia) that incurs or guarantees any First Priority Lien Obligations (x) to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture and (y) to become a party to the Security Agreement and to execute and file all documents and instruments necessary to grant to the Collateral Agent a perfected security interest in the Collateral of such Restricted Subsidiary.

SECTION 4.12. Liens.

(a) From and after the Escrow Release Date, the Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist (i) any Lien on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless the Securities are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) any Lien securing any First Priority Lien Obligation of the Issuer or any Subsidiary Guarantor without effectively providing that the Securities or the applicable Subsidiary Guarantee, as the case may be, shall be granted a second priority security interest (subject to Permitted Liens) upon the assets or property constituting the collateral for such First Priority Lien Obligations, except as set forth in the Security Documents; provided, however, that if granting such second priority security interest requires the consent of a third party, the Issuer will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Trustee on behalf of the Holders; provided, further, however, that if such third party does not consent to the granting of such second priority security interest after the use of commercially reasonable efforts, the Issuer will not be required to provide such security interest.

(b) Clause (i) of Section 4.12(a) shall not require the Issuer or any Restricted Subsidiary of the Issuer to secure the Securities if the Lien consists of a Permitted Lien. Any Lien which is granted to secure the Securities or such Subsidiary Guarantee under clause (i) of Section 4.12(a) (unless also granted pursuant to clause (ii) of Section 4.12(a)) shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Securities or such Subsidiary Guarantee under clause (i) of Section 4.12(a).

SECTION 4.13. Maintenance of Office or Agency.

(a) The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.14. Amendment of Security Documents. From and after the Escrow Release Date, the Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as contemplated by the Intercreditor Agreement or as permitted under Article 9.

SECTION 4.15. After-Acquired Property. From and after the Escrow Release Date, upon the acquisition by the Issuer or any Subsidiary Guarantor of any First-Priority After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Trustee a perfected security interest, subject only to Permitted Liens, in such First-Priority After-Acquired Property and to have such First-Priority After-Acquired Property (but subject to certain limitations, if applicable, as described in the Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First-Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such second-priority security interest in such First-Priority After-Acquired Property requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to the second-priority interest for the benefit of the Trustee on behalf of the Holders; provided further, however, that if such third party does not consent to the granting of such second-priority security interest after the use of such commercially reasonable efforts, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

SECTION 4.16. Termination and Suspension of Certain Covenants.

(a) If, on any date following the Escrow Release Date, (i) the Securities have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the ratings of the Securities, the Issuer and its Restricted Subsidiaries shall no longer be subject to Section 4.03 hereof, Section 4.04 hereof, Section 4.05 hereof, Section 4.06 hereof, Section 4.07 hereof, Section 4.11 hereof and clause (iv) of Section 5.01(a) hereof.

(b) During any period of time that (i) the Securities have Investment Grade Ratings from both Rating Agencies, and the Issuer has delivered notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries will not be subject to Section 4.08 hereof (the “Suspended Covenant”).

(c) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of Section 4.16(b), and on any subsequent date (the “Downgrade Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenant with respect to future events, until the occurrence , if any, of another Covenant Suspension Event.

(d) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenant under this Indenture for any period of time as a result of Section 4.16(b), and on any subsequent date (the “Change of Control Reversion Date”) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenant from such date with respect to future events, including, without limitation, a proposed transaction described in this clause (d), until the occurrence, if any, of the termination of such agreement or the withdrawal by such Rating Agency of such indication, whichever occurs earliest.

(e) The Issuer shall deliver written notice to the Trustee promptly upon the occurrence of any Downgrade Reversion Date or Change of Control Reversion Date.

SECTION 4.17. Activities of Escrow Issuer Prior to the Berry Assumption. Prior to the Escrow Release Date, the Issuer shall be a corporation whose primary activities are restricted to issuing the Securities, issuing capital stock to, and receiving capital contributions from, the Company, performing its obligations in respect of the Securities under this Indenture and the Escrow Agreement and consummating the Berry Assumption or redeeming the Securities on the Escrow Redemption Date, as applicable, and conducting such other activities as are necessary or appropriate to carry out the activities described in this sentence. Prior to the Escrow Release Date, the Escrow Issuer shall not issue any debt other than the Securities, or own, hold or otherwise have any interest in any material assets other than the Collateral Account and cash or Cash Equivalents.

Notwithstanding anything herein to the contrary, this section shall not be operative if the Avintiv Acquisition is consummated concurrently with the Issue Date.

SECTION 4.18. Escrow of Gross Proceeds.

(a) Concurrently with the closing of the offering of the Original Securities, the Escrow Issuer shall enter into the Escrow Agreement, pursuant to which the Escrow Issuer will deposit, or will cause to be deposited, the gross proceeds of the offering of the Securities into the Collateral Account, together with sufficient cash and/or Cash Equivalents to yield the aggregate Escrow Redemption Price on the date that is ten Business Days after the End Date for all of the Securities. The Escrow Issuer shall grant the Trustee, for the benefit of the Holders, a first priority security interest in the Escrow Collateral.

(b) The funds held in the Collateral Account will be released to the Company or such other Person as the Company directs, and the Escrow Issuer will be released from the Note Obligations, upon delivery by the Company to the Escrow Agent and the Trustee of (x) an Officers’ Certificate certifying that, prior to or concurrently with the release of funds from the Collateral Account (clauses (i) through (vi) below, collectively, the “Escrow Conditions”):

(i) the Avintiv Acquisition will be consummated in accordance with the Avintiv Acquisition Documents and the net proceeds from this offering will be applied, to the extent necessary, to consummate the Avintiv Acquisition, repay debt of Avintiv Target and its subsidiaries and pay related fees and expenses and any remaining net proceeds will be retained by the Company for general corporate purposes;

(ii) the joinders to the Intercreditor Agreement and the Security Documents required to create the Liens in the Collateral to secure the Note Obligations will each be executed and delivered on the terms described in the Offering Memorandum;

(iii) the Berry Assumption will be consummated, the Company will deliver to the Trustee such opinions of counsel and certificates as are required to be delivered pursuant to the terms of this Indenture in connection with the supplemental indenture relating to the Berry Assumption, and the initial purchasers will receive such opinions of counsel as are required to be delivered to them in connection with the Berry Assumption pursuant to the Purchase Agreement;

(iv) the Parent Guarantor, the Company and each Subsidiary of the Company required to provide a Subsidiary Guarantee under Article 12 will execute the Registration Rights Agreement and a joinder to the Purchase Agreement, in each case substantially in the forms attached to the Purchase Agreement; and

(v) there is no Default under this Indenture;

and (y) an Opinion of Counsel that the release of the funds in the Collateral Account to the Company or such other Person as the Company directs and the release of the Escrow Issuer from the Note Obligations is permitted or authorized under the terms of this Indenture.

(c) Notwithstanding anything herein to the contrary, this section shall not be operative if the Avintiv Acquisition is consummated concurrently with the Issue Date.

SECTION 4.19. Mortgages. The Issuer and the Subsidiary Guarantors shall use commercially reasonable efforts to deliver to the Trustee and the Collateral Agent as promptly as reasonably practicable after the Escrow Release Date, but in any event within 120 days of the Escrow Release Date (subject to extension in the sole discretion of the Trustee), (a)(i) an amendment to each existing Mortgage (a “Mortgage Amendment”) on such Real Property currently subject to a Mortgage granted to the Collateral Agent and that also secures the First Priority Lien Obligations (other than any Mortgage securing the First Priority Lien Obligations that is released prior to the end of such 120 day period (as may be extended), duly executed and delivered by the record owner of such Real Property and the Collateral Agent sufficient to grant to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the Securities a valid second priority mortgage lien on such Real Property and otherwise suitable for recording or filing which Mortgage Amendment may be in a form consistent with such Mortgage amendments previously delivered shall be in form and substance acceptable to the Collateral Agent and (ii) opinions and such other documents including, but not limited to, any consents, agreements and confirmations of third parties with respect to any such Mortgage Amendment, in each case to the extent and consistent in form and substance with such documents as have been previously delivered to the Collateral Agent; and (b) date-down endorsements to the title insurance policies previously delivered to the Collateral Agent (or in case of any Real Property located in Texas that is subject to a Mortgage Amendment, a title search together with a T-38 endorsement, or to the extent not available, a new title insurance policy), in each case, consistent in form and substance with such documents as have been previously delivered to the Collateral Agent and/or the title insurance company (specifically excluding any new or updated survey), and paid for by the Company, issued by a nationally recognized title insurance company (which may be the same as the title insurance company or companies insuring the Mortgages in favor of the Collateral Agent) insuring the lien of each amended Mortgage, as a valid Lien on such Real Property free of any other Liens, except for Permitted Liens.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Issuer May Merge or Transfer Assets.

(a) From and after the Escrow Release Date, the Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Securities is a corporation;

(ii) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(v) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Article 5 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

(b) Subject to the provisions of Section 12.02(b) (which govern the release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor), no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transactions) unless:

(i) either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii) the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Subsidiary Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Subsidiary Guarantors as shown on the most recent available balance sheet of the Issuer and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions).

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a) there is a default in any payment of interest (including any Additional Interest) on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b) there is a default in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required redemption in accordance with Section 3.09 and the Escrow Agreement (if any), upon required repurchase, upon declaration or otherwise,

(c) the Issuer or any of its Restricted Subsidiaries fails to comply with its obligations under Section 5.01,

(d) the Issuer or any of its Restricted Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a), (b) or (c) above) and such failure continues for 60 days after the notice specified below,

(e) the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent,

(f) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h) the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,

(i) any Subsidiary Guarantee of a Significant Subsidiary with respect to the Securities ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee with respect to the Securities and such Default continues for 10 days,

(j) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents with respect to the Securities, the Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(k) the Issuer or any Subsidiary Guarantor fails to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Securities and would not materially affect the value of the Collateral taken as a whole.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) or (k) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (d) or (k) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or propose to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs with respect to the Securities and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration and its consequences.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03. Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. Subject to the terms of the Intercreditor Agreement, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other Obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuer or any Obligors, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. Subject to the provisions of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor the Parent Guarantor nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer, the Parent Guarantor and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Parent Guarantee, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer, the Parent Guarantor or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (h), or (i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Reports by Trustee to the Holders. As promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, and in any event prior to August 30 in each year, the Trustee shall send to each Holder a brief report dated as of such June 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer, the Parent Guarantor and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture, the Parent Guarantee or Subsidiary Guarantee against the Issuer, the Parent Guarantor or a Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, the Parent Guarantor, any Subsidiary Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer, the Parent Guarantor or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer, the Parent Guarantor and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer, the Parent Guarantor and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or negligence.

To secure the Issuer’s, the Parent Guarantor’s and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 hereof or otherwise.

The Issuer’s, the Parent Guarantor’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.08. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(b) the Issuer and/or the Parent Guarantor or Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12 and 4.15 for the benefit of the Securities and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”) for the benefit of the Securities. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee of the Securities and all obligations under the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Company only), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h), 6.01(i), 6.01(j), 6.01(k) or because of the failure of the Issuer to comply with Section 5.01.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02. Conditions to Defeasance.

(a) The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Securities only if:

(i) the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

(iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

(v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that such Opinion of Counsel shall not be required by this clause (v) if all the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi) such exercise does not impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Company. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Securities, any Security Document or the Intercreditor Agreement with respect to the Securities without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for assumption by the Company of the Note Obligations of the Escrow Issuer and the simultaneous release of the Note Obligations of the Escrow Issuer;

(iii) to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(iv) to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee;

(v) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(vi) to add additional Guarantees with respect to the Securities or to secure the Securities;

(vii) to add additional assets as Collateral;

(viii) to release Collateral from the Lien pursuant to this Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by this Indenture, the Security Documents or the Intercreditor Agreement;

(ix) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(x) to modify the Security Documents and/or the Intercreditor Agreement to secure First Priority Lien Obligations and Other Second-Lien Obligations so long as such First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures or this Indenture;

(xi) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(xii) to make any change that does not adversely affect the rights of any Holder;

(xiii) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Securities;

(xiv) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities, and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities; or

(xv) to conform the text of this Indenture or the Securities to any provision of the “Description of Second Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of Second Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Securities.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Securities and the Security Documents with respect to the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment,

(ii) reduce the rate of or extend the time for payment of interest on any Security,

(iii) reduce the principal of or change the Stated Maturity of any Security,

(iv) (a) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3 or (b) reduce the price payable upon redemption of any Security or change the time at which any Security may be redeemed under Section 3.09 or Section 4.18,

(v) make any Security payable in money other than that stated in such Security,

(vi) expressly subordinate the Securities or any Subsidiary Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor,

(vii) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities,

(viii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02,

(ix) modify any Subsidiary Guarantee in any manner adverse to the Holders, or

(x) make any change in the provisions in the Escrow Agreement (if any), the Intercreditor Agreement or this Indenture dealing with the application of gross proceeds of Collateral or Escrow Collateral (if any) that would adversely affect the Holders.

Subject to Section 11.04, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 13.02 before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08. Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

RANKING OF NOTE LIENS

SECTION 10.01. Relative Rights. From and after the Escrow Release Date, the Intercreditor Agreement shall define the relative rights, as lienholders, of holders of Note Obligations and Other Second-Lien Obligations on the one hand and holders of First Priority Lien Obligations on the other hand. From and after the Escrow Release Date, nothing in this Indenture or the Intercreditor Agreement will:

(a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on the Securities in accordance with their terms or to perform any other obligation of the Issuer or any other Obligor under this Indenture, the Securities, the Parent Guarantee, the Subsidiary Guarantees and the Security Documents;

(b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreement;

(c) prevent the Trustee, the Collateral Agent or any Holder from exercising against the Issuer or any other Obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreement); or

(d) restrict the right of the Trustee, the Collateral Agent or any Holder:

(i) to file and prosecute a petition seeking an order for relief in an involuntary Bankruptcy Case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor;

(ii) to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(iii) to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;

(v) to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi) to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(vii) otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims; or

(viii) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the Intercreditor Agreement).

ARTICLE 11

COLLATERAL

SECTION 11.01. Security Documents. From and after the Escrow Release Date, the payment of the principal of and interest and premium, if any, on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Securities or by any Subsidiary Guarantor pursuant to its Subsidiary Guarantees, the payment of all other Obligations and the performance of all other obligations of the Issuer and the Subsidiary Guarantors under this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents shall be secured as provided in the Security Documents and will be secured by the Security Documents delivered from and after the Escrow Release Date as required or permitted by this Indenture. The Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected second priority security interest subject only to Permitted Liens.

SECTION 11.02. Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Second Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Security Documents or any delay in doing so.

(c) Subject to the Security Documents and the Intercreditor Agreement, the Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Subject to the Security Documents and the Intercreditor Agreement, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce any Second Priority Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Second Priority Liens, Security Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Second Priority Liens or Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may conclusively rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f) [Intentionally omitted].

(g) If the Issuer (i) Incurs First Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First Priority Lien Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement in effect on the Issue Date) in favor of a designated agent or representative for the holders of the First Priority Lien Obligations so Incurred, the Trustee and the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.03. Authorization of Actions to Be Taken.

(a) Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and other holders of Obligations as set forth in the Security Documents to which it is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.01, Section 7.02, and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i) foreclose upon or otherwise enforce any or all of the Second Priority Liens;

(ii) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(iii) collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Second Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

SECTION 11.04. Release of Liens.

(a) If the Escrow Agreement shall have been entered into on or prior to the Issue Date, on the Escrow Release Date, the Escrow Issuer shall be released from all of its Note Obligations and the liens on the Collateral Account and the Escrow Collateral shall be released. From and after the Escrow Release Date, subject to subsections (b) and (c) of this Section 11.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. Upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:

(1) subject to the following paragraph, upon the Discharge of Senior Lender Claims and concurrent release of all other Liens on such property or assets securing First Priority Lien Obligations (including all commitments and letters of credit thereunder);

provided, however, that if the Issuer or any Subsidiary Guarantor subsequently incurs First Priority Lien Obligations that are secured by Liens on property or assets of the Issuer or any Subsidiary Guarantor of the type constituting the Collateral and the related Liens are incurred in reliance on clause (6)(B) of the definition of “Permitted Liens”, then the Issuer and its Restricted Subsidiaries will be required to reinstitute the security arrangements with respect to the Collateral in favor of the Securities, which, in the case of any such subsequent First Priority Lien Obligations, will be Second Priority Liens on the Collateral securing such First Priority Lien Obligations to the same extent provided by the Security Documents and on the terms and conditions of the security documents relating to such First Priority Lien Obligations, with the Second Priority Lien held either by the administrative agent, collateral agent or other representative for such First Priority Lien Obligations or by a collateral agent or other representative designated by the Issuer to hold the Second Priority Liens for the benefit of the Holders and subject to an intercreditor agreement that provides the administrative agent or collateral agent substantially the same rights and powers as afforded under the Intercreditor Agreement;

(2) to enable the Issuer or any Subsidiary Guarantor to consummate the disposition of such property or assets to the extent not prohibited under Section 4.06;

(3) in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the Securities, the release of the property and assets of such Subsidiary Guarantor;

(4) as described under Article 9; or

(5) as provided in the Intercreditor Agreement.

If an Event of Default under this Indenture exists on the date of Discharge of Senior Lender Claims, the Second Priority Liens on the Collateral securing the Securities will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter the Trustee (or another designated representative acting at the direction of the holders of a majority of outstanding principal amount of the Securities and Other Second-Lien Obligations) will have the right to direct the First Lien Agent or Collateral Agent to foreclose upon the Collateral (but in such event, the Liens on the Collateral securing the Securities will be released when such Event of Default and all other Events of Default under this Indenture cease to exist).

Upon the receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement.

(b) Except as otherwise provided in the Intercreditor Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate required by this Section 11.04 has been delivered to the Collateral Agent and the Trustee not less than five days prior to the date of such release.

(c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreement.

SECTION 11.05. Filing, Recording and Opinions.

(a) The Issuer will comply with the provisions of TIA §§ 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA and except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §§ 314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.

Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b) If any Collateral is released in accordance with this Indenture or any Security Document and if the Issuer has delivered the certificates and documents required by the Security Documents and Section 11.04, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.06. [Intentionally omitted].

SECTION 11.07. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08. Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall, at the expense of the Issuer, do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.09. Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms First Priority Lien Obligations and Other Second-Lien Obligations, or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations or Other Second-Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Collateral Agent and the First Lien Agent. For all purposes hereof and the Intercreditor Agreement, the Issuer hereby designates the Obligations pursuant to the Credit Agreements as in effect on the Issue Date as First Priority Lien Obligations and designates the Obligations pursuant to the Existing Second Priority Notes Indentures as Other Second-Lien Obligations.

SECTION 11.10. Taking and Destruction. Upon any Taking or Destruction of any Collateral, all Net Insurance Proceeds received by the Issuer or any Restricted Subsidiary shall be deemed Net Proceeds and shall be applied in accordance with Section 4.06.

ARTICLE 12

SUBSIDIARY GUARANTEES

SECTION 12.01. Subsidiary Guarantees.

(a) On the Escrow Release Date, each of (i) the Parent Guarantor and (ii) the Issuer’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries on the Escrow Release Date that guarantees Indebtedness under the Credit Agreements shall, by execution of a supplemental indenture on the Escrow Release Date, become a Guarantor. Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a second priority senior secured basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee and the Collateral Agent and their successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee and the Collateral Agent) and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (the foregoing obligations set forth in clauses (i) through (ii) being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 12 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by the Collateral Agent on behalf of each Holder and the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 12.02(b).

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(e) The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor and is made subject to such provisions of this Indenture.

(f) Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(i) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 12.01.

(j) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 12.01.

(k) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02. Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 12 upon:

(i) the sale, disposition or other transfer (including through merger or consolidation) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture,

(ii) the Issuer designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary,”

(iii) in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities, and

(iv) the Issuer’s exercise of its defeasance option under Article 8, or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

In the case of clause (b)(i) above, such Subsidiary Guarantor shall be released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Subsidiary Guarantee also shall be automatically released upon the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner set forth in the Security Documents or the Intercreditor Agreement or if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the Securities.

SECTION 12.03. Successors and Assigns. This Article 12 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Collateral Agent, the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.05. Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.06. Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary and other Person which is required to become a Subsidiary Guarantor pursuant to Section 4.11 or the first sentence of Section 12.01 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit D pursuant to which such Subsidiary or other Person shall become a Subsidiary Guarantor under this Article 12 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 12.07. Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02. Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer, the Parent Guarantor or a Subsidiary Guarantor:

Berry Plastics Corporation

101 Oakley Street

Evansville, Indiana 47710

Attention of: General Counsel

Facsimile: (812) 492-9391

if to the Trustee:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services

Facsimile: (212) 509-3384

if to the Collateral Agent:

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, New York 10005

Attention: Corporate Trust Services

Facsimile: (212) 509-3384

The Issuer, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, or sent electronically to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 13.03. Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Parent Guarantor, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Parent Guarantor or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.10. No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.11. Successors. All agreements of the Issuer, the Parent Guarantor and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14. Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

ARTICLE 14

PARENT GUARANTEE

SECTION 14.01. Parent Guarantee

(a) The Parent Guarantor hereby irrevocably and unconditionally guarantees on a senior basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee, the Collateral Agent and their successors and assigns the Guaranteed Obligations. The Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the Parent Guarantor hereunder. The obligations of the Parent Guarantor hereunder shall be joint and several with the Subsidiary Guarantees of the Subsidiary Guarantors. The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Parent Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by the Collateral Agent on behalf of each Holder and the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; or (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations. The Parent Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among itself and the Subsidiary Guarantors, such that the Parent Guarantor’s obligations would be less than the full amount claimed. The Parent Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Parent Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Parent Guarantor hereunder. The Parent Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the Parent Guarantor. The Parent Guarantor further agrees that its Parent Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(b) The Parent Guarantee of the Parent Guarantor is, to the extent and in the manner set forth herein, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness and is made subject to such provisions of this Indenture.

(c) Except as expressly set forth in Section 8.01(b) of this Indenture, the obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

(d) The Parent Guarantor agrees that its Parent Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Parent Guarantor further agrees that its Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(f) The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Parent Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Parent Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 14.01.

(g) The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 14.01.

(h) Upon request of the Trustee, the Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Section 14.01.

(i) For the avoidance of doubt, the Parent Guarantor will not be subject to any of the restrictive covenants contained in this Indenture or any of the other obligations or agreements of a Subsidiary Guarantor hereunder.

SECTION 14.02. Successors and Assigns. This Article 14 shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in this Article 14 and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 14.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders in this Indenture expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 14 at law, in equity, by statute or otherwise.

SECTION 14.04. Modification. No modification, amendment or waiver of any provision of this Article 14, nor the consent to any departure by the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 14.05. Non-Impairment. The failure to endorse the Parent Guarantee provided for herein on any Security shall not affect or impair the validity thereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

BERRY PLASTICS ESCROW CORPORATION

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL SECURITIES, ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1.	Definitions.

1.1	Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Definitive Security” means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Deutsche Bank Securities Inc., as initial purchasers under the Purchase Agreement entered into in connection with the offer and sale of the Securities.

“Purchase Agreement” means (a) the Purchase Agreement dated September 16, 2015, among the Issuer and the representatives of the Initial Purchasers and, upon execution of the joinder thereto on the Escrow Release Date, the Company and certain Guarantors and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (a) the Registration Rights Agreement to be dated as of the Escrow Release Date among the Issuer, the Guarantors and the representatives of the Initial Purchasers relating to the Securities and (b) any other similar registration rights agreement relating to Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

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“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2	Other Definitions.

Term:	Defined in Section:

Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Regulation S Permanent Global Security	2.1(b)
Regulation S Temporary Global Security	2.1(b)
Rule 144A Global Securities	2.1(b)

2.	The Securities.

2.1	Form and Dating; Global Securities.

(a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b) Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together

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with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

The Restricted Period shall be terminated upon the receipt by the Trustee of: (1) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Private Placement Legend, all as contemplated by this Appendix A); and (2) an Officers’ Certificate from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearstream.

The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Security and the Company thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

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(iii) In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv) Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2	Transfer and Exchange.

(a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(c).

(b) Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

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(iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

(i) Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

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(B) if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C) if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D) if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E) if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Security is being transferred to the Company or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii) Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B) if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal

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amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Company in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

(E) if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

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(ii) Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER

A-8

THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

(iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to the Restricted Securities Legend on such Initial Securities shall cease to apply and the requirements that any such Initial Securities be issued in global form shall continue to apply.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to Initial Securities that Initial Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

(vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation,

A-9

if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

A-10

EXHIBIT A

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Each Temporary Regulation S Security shall bear the following additional legend:

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[FORM OF INITIAL SECURITY]

No.	$

6.00% Second Priority Senior Secured Notes due 2022

CUSIP No.
ISIN No.

[BERRY PLASTICS ESCROW CORPORATION] [BERRY PLASTICS CORPORATION], a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of          Dollars[, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]1 on October 15, 2022.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

[BERRY PLASTICS ESCROW CORPORATION]

[BERRY PLASTICS CORPORATION]

By:
Name:
Title:

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

6.00% Second Priority Senior Secured Notes due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

(a) Prior to the consummation of the Berry Assumption (as defined in the Purchase Agreement), the references in this Security to the “Company” refer only to Berry Plastics Escrow Corporation, a Delaware corporation. After the consummation of the Berry Assumption, the references in this Security to the “Company” refer only to Berry Plastics Corporation, a Delaware corporation, and not to any of its Subsidiaries.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2016.2 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 1, 20153 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b) Registration Rights Agreement. From and after the Escrow Release Date, the Holder of this Security shall be entitled to the benefits of a Registration Rights Agreement, dated as of the Escrow Release Date, among Berry Plastics Corporation, the Guarantors and the Initial Purchasers.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

[2]	Note: With respect to the Original Securities
[3]	Note: With respect to the Original Securities

4.	Indenture

The Company issued the Securities under an Indenture dated as of October 1, 2015 (the “Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions

The Securities are second priority senior secured obligations of the Company. This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Original Securities, any Additional Securities and any Exchange Securities issued in exchange for the Original Securities or any Additional Securities pursuant to the Indenture. The Original Securities, any Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors and the Parent Guarantor, from and after the Escrow Release Date, will, jointly and severally, unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to October 15, 2018. On October 15, 2018 or thereafter, the Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price

2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

In addition, prior to October 15, 2018, the Company may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 15, 2018, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 106.000%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

From and after the Escrow Release Date, upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.	Ranking and Collateral

From and after the Escrow Release Date, the Securities and the Subsidiary Guarantees will be secured by a second-priority security interest in the Collateral pursuant to certain Security Documents. The Second Priority Liens upon any and all Collateral will be, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future first priority Liens and will be of equal ranking with all present and future Liens securing Other Second-Lien Obligations as set forth in the Intercreditor Agreement. The Parent Guarantee will be, to the extent and in the manner set forth in the Indenture, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness.

If the Escrow Agreement shall have been entered into, then prior to the Escrow Release Date, the Securities and the Guarantees shall have been secured by a first priority security interest in the Escrow Collateral.

10.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

11.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents, the Intercreditor Agreement or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture, Security Documents, the Intercreditor Agreement or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for assumption by Berry Plastics Corporation of the Note Obligations of the Escrow Issuer and the simultaneous release of the Note Obligations of the Escrow Issuer; (iii) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities; (iv) to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee; (v) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (vi) to add additional guarantees with respect to the Securities; (vii) to secure the Securities; (viii) to add additional assets as Collateral; (ix) to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement; (x) to modify the Security Documents and/or the Intercreditor Agreement to secure First Priority Lien Obligations and Other Second-Lien Obligations so long as such First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures or the Indenture;

(xi) to add additional covenants of the Company for the benefit of the Holders or to surrender rights and powers conferred on the Company; (xii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (xiii) to make any change that does not adversely affect the rights of any Holder; (xiv) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Exchange Securities or Additional Securities; (xv) to provide for the issuance of Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities; or (xvi) to conform the text of the Indenture or the Securities to any provision of the “Description of Second Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of Second Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

15.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21.	CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.	Special Redemption

If the Escrow Release Date has not occurred upon the earlier of (x) the date on which Berry Plastics Corporation determines in its sole discretion that any of the Escrow Conditions cannot be satisfied and (y) the End Date (as defined below), the Escrow Issuer will redeem the Securities on the Escrow Redemption Date at the Escrow Redemption Price. In accordance with the provisions of the Escrow Agreement, funds will be released from the Collateral Account to make the redemption and any funds in excess of the Escrow Redemption Price will be released to the Company. In accordance with the provisions of the Escrow Agreement, if at any time the Collateral Account contains cash or Cash Equivalents having an aggregate value in excess of the Escrow Redemption Price, such excess cash or Cash Equivalents may be released to the Escrow Issuer.

The “End Date” means February 1, 2016; provided, however, that the End Date may be extended to a date specified by the Escrow Issuer that is no later than April 4, 2016, so long as at least one Business Day prior to February 1, 2016, the Escrow Issuer shall have deposited (or cause to be deposited) to the Collateral Account an additional amount of cash and/or Cash Equivalents sufficient, together with the other amounts of cash and/or Cash Equivalents then held in the Collateral Account, to yield the aggregate Escrow Redemption Price for all of the Second Priority Notes on the date that is ten Business Days after the End Date so specified by the Escrow Issuer.

If the Escrow Issuer intends to extend the End Date, as provided immediately above, it will provide the Escrow Agent and the Trustee prior notice of the End Date as so extended.

Notwithstanding anything herein or in the Indenture to the contrary, this section shall not be operative if the Avintiv Acquisition is consummated concurrently with the Issue Date.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $         principal amount of Securities held in (check applicable space)      book-entry or      definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $        . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF EXCHANGE SECURITY]

No.	$

6.00% Second Priority Senior Secured Notes due 2022

CUSIP No. ISIN No.

BERRY PLASTICS CORPORATION, a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of          Dollars[, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]1 on October 15, 2022.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BERRY PLASTICS CORPORATION

By:
Name:
Title:

[1]	Use the Schedule of Increases and Decreases language if Security is in Global Form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit B captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

6.00% Second Priority Senior Secured Notes due 2022

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

BERRY PLASTICS CORPORATION, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 20162. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 1, 20153 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Escrow Issuer issued the Securities under an Indenture dated as of October 1, 2015 (the “Indenture”), between the Escrow Issuer and the Trustee. The Company assumed the Note Obligations, and the Escrow Issuer was released from the Note Obligations, pursuant to the execution of a supplemental indenture, dated as of the Escrow Release Date, among the Company, the Guarantors and the Trustee. The terms of the Securities include

[2]	Note: With respect to the Original Securities
[3]	Note: With respect to the Original Securities

those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are second priority senior secured obligations of the Company. This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities, any Additional Securities and any Exchange Securities issued in exchange for the Original Securities or any Additional Securities pursuant to the Indenture. The Original Securities, any Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors and the Parent Guarantor have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to October 15, 2018. On October 15, 2018 or thereafter, the Securities shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Year	Redemption Price

2018	103.000%
2019	101.500%
2020 and thereafter	100.000%

In addition, prior to October 15, 2018, the Company may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or prior to October 15, 2018, the Company may redeem in the aggregate up to 40% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) by any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from it, at a redemption price (expressed as a percentage of principal amount thereof) of 106.000%, plus accrued and unpaid interest to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Securities (calculated after giving effect to any issuance of Additional Securities) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

9.	Ranking and Collateral

The Securities and the Subsidiary Guarantees are secured by a second-priority security interest in the Collateral pursuant to certain Security Documents. The Second Priority Liens upon any and all Collateral are, to the extent and in the manner provided in the Intercreditor Agreement, subordinate in ranking to all present and future first priority Liens and will be of equal ranking with all present and future Liens securing Other Second-Lien Obligations as set forth in the Intercreditor Agreement. The Parent Guarantee will be, to the extent and in the manner set forth in the Indenture, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness.

10.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents, the Intercreditor Agreement or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture, Security Documents, the Intercreditor Agreement or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for assumption by the Company of the Note Obligations of the Escrow Issuer and the simultaneous release of the Note Obligations of the Escrow Issuer; (iii) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities; (iv) to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee; (v) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (vi) to add additional guarantees with respect to the Securities; (vii) to secure the Securities; (viii) to add additional assets as Collateral; (ix) to release Collateral from the Lien pursuant to the Indenture, the Security Documents and the Intercreditor Agreement when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreement; (x) to modify the Security Documents and/or the Intercreditor Agreement to secure First Priority Lien Obligations and Other Second-Lien Obligations so long as such First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indenture or the Indenture; (xi) to add additional covenants of the Company for the benefit of the Holders or to surrender rights and powers conferred on the Company; (xii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (xiii) to make any change that does not adversely affect the rights of any Holder; (xiv) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Exchange Securities or Additional Securities; (xv) to provide for the issuance of Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Securities, and which shall be treated, together with any outstanding Securities, as a single issue of securities; or (xvi) to conform the text of the Indenture or the Securities to any provision of the “Description of Second Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of Second Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

14.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

20.	CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $        . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT C

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Berry Plastics Escrow Corporation1

c/o U.S. Bank National Association

Attention: Corporate Trust Services

Ladies and Gentlemen:

This CERTIFICATE IS DELIVERED TO REQUEST A TRANSFER OF $[        ] PRINCIPAL AMOUNT OF THE 6.00% SECOND PRIORITY SENIOR SECURED DUE 2022 (THE “SECURITIES”) OF BERRY PLASTICS ESCROW CORPORATION2 (THE “ISSUER”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:
Address:
Taxpayer ID Number:

The undersigned represents and warrants to you that:

1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other

[1]	To be replaced with Berry Plastics Corporation at the time of the Berry Assumption
[2]	To be replaced with Berry Plastics Corporation at the time of the Berry Assumption

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things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

TRANSFEREE:	,

By:

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EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                    ], among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Berry Plastics Corporation (or its successors), a Delaware corporation (the “Issuer”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, the Parent Guarantor and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee a supplemental indenture dated as of the Escrow Release Date, to the indenture executed by and between the Escrow Issuer and the Trustee, dated as of October 1, 2015 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $400,000,000 in aggregate principal amount of the Issuer’s 6.00% Second Priority Senior Secured Notes due 2022 (the “Securities”);

WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Subsidiary Guarantee shall refer to the term “Holders” as defined in the Indenture, the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

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6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

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